STRATEGIC
REALTY TRUST

400 S. El Camino Real
Suite 1100
San Mateo, CA 94402
650-343-9300
SRTREIT.com

SHAREHOLDER NEWSLETTER

August 25, 2015

Dear Fellow Shareholder,

We continue to make progress with the Company's strategic plan, which is to:

- Build a core portfolio of high quality urban retail properties with solid growth prospects and strong predictable cash flows with visible value appreciation characteristics.
- Build a value-add joint venture platform to provide higher returns and to create scale for the Company.

Successful execution of this strategy is intended to position the Company for a public listing or other liquidity event. We are in a transition year and are beginning to transform the Company in a way that is intended to lead to a public listing of the Company's shares. On the joint venture platform we are working to close our second value-add venture and hope to be able to report on that in our next newsletter or sooner. Our first joint venture closed in March 2015 and is performing well and producing strong cash flow. We also have a number of properties for sale as part of the asset recycling program needed to accomplish the transition of our core portfolio. To date we are seeing solid interest and are pleased with the progress. As these sales happen, we will then be in a position to recycle this equity into high quality urban assets and we continue to see good opportunities available.

We are seeing positive developments in the operating performance of the portfolio. Leasing results for this year to date have been positive. The wholly owned portfolio is up to 90% occupancy and the joint venture properties have increased from 79% to 81% occupancy. We have renewed 76% of our expiring leases with increases of over 8% in average lease rents. We continue to see reductions in overhead costs for the Company, which are down 30% year to date of over last year. We are very pleased with this progress.

Of course along the way we must also resolve the Company's historical issues. In this newsletter we discuss the settlement of the class action securities litigation relating to the original offering of shares and the special distribution needed to resolve a tax issue that potentially could have led to the loss of the Company's REIT status for tax purposes, both of which occurred under the former advisor. While tax issues and litigation are not pleasant topics, they must be dealt with if we are to move this Company forward. Eligible shareholders may receive up to approximately 63¢ per share in cash and Company stock as a result of the settlement proceeds and the special distribution.

The current estimate of net asset value per share has been updated to $6.81 per share, down from the previous estimate of $7.11. The reduction of 30¢ or 4% in the estimate is the result of a number of factors, which are discussed in this newsletter. Almost half of the 30¢ reduction comes from costs related to solving the historical tax issue and the securities litigation and represents actual out-of-pocket expenses. The other half reflects changes in the appraisal value or estimated value of our properties. These changes in estimated property value are not reportable gains or losses, they are just estimates and real gains or losses happen when you sell. We provide net asset value to reflect an approximate value and it is not intended to be a definitive price. Growing the share value is a top priority for us.

While change and progress never happen fast enough, we believe that we have come a long way in solving the historical issues and transforming the Company. With these resolutions we believe this concludes these historical issues. Over the next few quarters we hope to be able to report to you about new acquisitions and new joint venture investments. As the largest shareholder, our goals are aligned with yours and we will continue to work diligently to create shareholder value.

Andrew Batinovich
CEO

Special Distribution – *A Necessary Step in Moving Forward*

On August 7, 2015, our Board of Directors authorized a special distribution (the "Special Distribution") of $2,248,000 on our common shares, payable in cash, common shares or a combination of the two, at the individual election of the shareholders. This amounts to approximately 20.6¢ per share for shareholders of record as of August 10, 2015. This action was taken to remedy an insufficient distribution of taxable income under the tax rules applicable to REITs, caused by an underreporting of taxable income on the Company's 2011 federal income tax return, due to the acquisition of the Constitution Trail property, which occurred under the prior advisor.

We, along with our new tax advisors, have obtained for the Company a private letter ruling from the Internal Revenue Service validating the mechanics of the Special Distribution. By taking this step the Company will remedy the prior errors, preserve our REIT status, and allow us to put this issue behind us. Unfortunately, solving this legacy issue has not been without cost. Although the stock and cash Special Distribution may be welcomed by our shareholders, the Company will incur over $700,000 in costs and IRS penalties relating to this issue. A more complete discussion of the causation and remedy is included in the enclosed materials regarding the Special Distribution, as well as in our filings with the SEC, which are available on our website www.srtreit.com.

How do I collect my Special Distribution?

Please review the materials sent to you carefully. You have three options: receive all stock, receive all cash, or receive a combination of stock and cash. **If you do not respond by mailing in your election, you will be deemed to have elected to receive all stock.** Put another way, if you want to receive cash as well as stock, you must make an election. Total amounts payable in cash by the Company are capped at $449,600, which is 20% of the total amount of the Special Distribution. Accordingly, even if you elect all cash, it is unlikely that you will receive all cash and may not receive much in excess of 20% of your Special Distribution in cash. Your election is due no later than October 26, 2015. The Special Distribution is expected to be paid November 3, 2015.

Did this Special Distribution dilute the value of my holdings? No. As a result of this Special Distribution, there are more shares outstanding while the Company's Total Net Asset Value did not change. Accordingly, the value per share goes from $6.81 to $6.57, however, you were issued additional shares and cash to offset this reduction. While the value per share may be lower, you will receive cash and/or stock for the difference. This is necessary to solve this legacy tax problem.

Will I also receive a regular third quarter distribution?

At its August 7, 2015 meeting, the Board authorized the payment of a cash distribution of 6¢ per common share, payable October 30, 2015 to shareholders of record on September 30, 2015.



Schnucks
Publix
Walmart

STRATEGIC REALTY TRUST

400 S. El Camino Real
Suite 1100
San Mateo, CA 94402
650-343-9300
SRTREIT.com

SHAREHOLDER NEWSLETTER

August 25, 2015

Securities Class Action Litigation Settlement – *Another Step in Moving Forward*

The Company has reached a settlement of the class action securities litigation that it was defending. As we have discussed in past newsletters and SEC filings, the Company, its former advisor and several of its current and former directors were named in a lawsuit filed in September of 2013, alleging certain violations of securities laws related to the Company's share offering documents prior to closing the offering in February 2013 under the former advisor. Since that time the Company has vigorously defended the litigation while seeking to settle on acceptable terms. The Plaintiffs, the Company and the other defendants have agreed to a Proposed Settlement to resolve this case and all the claims made in the case. This Settlement is not an admission by the Company of any liability or wrongdoing, but was reached to avoid the costs and risks to the Company and its shareholders of continuing the lawsuit. You should have received a Notice of Pendency of Class Action and Proposed Settlement. A copy has been posted on our website www.srtreit.com under the Investors tab.

What do I need to do? The Plaintiffs sent out the Notice to disclose the proposed settlement of the litigation and to inform you how you can collect your share of the settlement proceeds or take other actions to opt out or object to the settlement. All shareholders who purchased shares in the Company between September 23, 2010 and February 7, 2013 are eligible to participate in the class. If you purchased shares prior to that date, you are not eligible. As more fully discussed in the Notice, if you simply want to collect your share of the settlement proceeds, **you do not need to take any action.** If you want further information on whether or not you are included in the class, you may call 888-706-3408 or visit www.srtclassaction.com. This number and link will connect you to the Plaintiffs that are administering the Settlement proceeds.

When will the Settlement be paid out and how much will I receive? As described in the notice, it is expected that settlement proceeds will be sent to shareholders within three months of the date of the Court's final approval of the settlement. A hearing on that matter is set for October 15, 2015, so it is anticipated that proceeds could be sent sometime during the first quarter of 2016. Exhibit A to the Notice sets forth the Plan of Allocation of the Settlement amounts. Settlement proceeds are $5,000,000 before reduction of court-awarded attorneys' fees and expenses and administrative costs; actual results will vary depending on class participation, settlement expenses and other factors described in the Notice. The Plaintiffs' counsel intend to ask the court to award 25% of the settlement amount ($1,250,000) as fees, plus $50,000 in expense reimbursements, as well as estimated administrative costs of $24,000. Using the Plaintiffs' estimate and assuming those costs and legal fees are accurate, the resulting settlement payment per damaged share would be approximately 43¢ per share.

How does this impact the Company? The Company agreed to the Settlement as a solution to end the ongoing effort and expense of defending the lawsuit, and to minimize the future risks related to the lawsuit. ***All of the $5,000,000 settlement fund has been paid by the Company's insurers, and not funded by the Company.*** However, the Company has incurred expenses in connection with the defense of this matter, including over $700,000 in legal fees and expenses and the $566,000 cost of the insurance policies purchased by the Company in August of 2013 when the advisor change was made. For those eligible shareholders, by receiving your share of the settlement proceeds, you will reap the benefits of those insurance policies and receive a significant return of funds that you invested in the Company. By bringing this litigation to a close on the terms contained in the Proposed Settlement, the Company has successfully resolved a significant legacy issue, allowing the Board and Management to move forward with strategic initiatives to enhance shareholder value.


Schnucks

Publix

Walmart


STRATEGIC REALTY TRUST

400 S. El Camino Real
Suite 1100
San Mateo, CA 94402
650-343-9300
SRTREIT.com

SHAREHOLDER NEWSLETTER

August 25, 2015

Estimate of Net Asset Value Update

On August 7, 2015 the Company's Board of Directors approved an estimated value per share of the Company's common stock of $6.81 based on the estimated value of the Company's assets less the estimated value of the Company's liabilities, or net asset value, divided by the number of shares and operating partnership shares outstanding, as of July 1, 2015. The valuation estimate as of July 1, 2015 was provided by an independent valuation firm, Robert A. Stanger & Co, Inc.

The prior share value estimate approved by the Board of Directors as of July 15, 2014 was $7.11. Since that valuation, the primary items influencing the current valuation include changes in real estate values, distributions to shareholders, certain costs related to the class action litigation and the dividend deficiency tax issue. A number of properties saw increases in value driven mainly by lower cap rates from increased buyer interest in secondary markets locations, particularly Moreno Valley Marketplace in Southern California, Northgate Plaza in Tucson and Summit Point in the Atlanta area. The valuation of Morningside Marketplace in Fontana, CA decreased due to the anchor tenant, Ralph's Market, continuing to pay rent but remaining closed and their refusal to sublease to another grocer.

The valuation of Woodland West in Arlington, TX decreased also based on lower lease rates and higher cap rates and discount rates for that local market.

For further detail please see the Company's filings with the SEC which can be accessed on the Company's website www.srtreit.com.

Important Dates

Prior 10Q Filing May 15, 2015
Most Current 10Q Filing August 12, 2015
Next 10Q Filing November 16, 2015

Next Shareholder Call September 2, 2015
Next Shareholder Newsletter November 16, 2015

Last Distribution Payment July 31, 2015
Next Distribution Payment October 30, 2015
Special Distribution Payment November 3, 2015

Forward-Looking Statements

This newsletter contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are identified by the use of the words "hope," "could," "believe," "expect," "anticipate," "estimate," "will," "contemplate," "would" and similar expressions that contemplate future events. Such forward-looking statements are based on management's reasonable current assumptions and expectations. Numerous important factors, risks and uncertainties, including, but not limited to, those contained in our documents and reports filed with the Securities and Exchange Commission (the "SEC"), affect our operating results and could cause our actual results, levels of activity, performance or achievement to differ materially from the results expressed or implied by these or any other forward-looking statements made by us or on our behalf. There can be no assurance that future results will meet expectations. Factors that might cause our results to vary include (i) our inability to enter into a second value-add venture; (ii) our inability to use proceeds from the sale of properties as part of the asset recycling program to invest in high quality urban assets; and (iii) the market for public REITs not being conducive for a public listing. You should carefully review the cautionary statements described in the documents and reports we file from time to time with the SEC, specifically our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this letter, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.


Schnucks
Publix
Walmart